Exhibit 23.3

Independent AUDITORS’ Consent

We consent to the inclusion in this Registration Statement of Squarespace, Inc. on Form S-1 of our report dated February 26, 2021, with respect to our audit of the financial statements of Tock, Inc. as of December 31, 2020 and for the year then ended which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

Chicago, IL

April 16, 2021